[Letterhead of Gerald R. Perlstein]

                                December 7, 1998


SEC
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

         I have read and agree with the statements made by SITEK, Incorporated in Item 4(a) of Form 8-K dated December 7, 1998.

                                            Yours Truly,

                                            /s/ Gerald R. Perlstein

                                            Gerald R. Perlstein
                                            Certified Public Accountant